Exhibit 10.1

AMENDMENT NUMBER ONE TO ASSET PURCHASE AGREEMENT

The undersigned, being all of the parties to that certain Asset Purchase Agreement dated as of October 29, 2024 (the “Agreement”), hereby agree as follows:

1.	Section 2.1(d) of the Agreement is hereby amended to read in its entirety as follows:

“All franchises, approvals, permits, licenses, orders, registrations, certificates (including, for the avoidance of doubt, all Underwriters Laboratories certification marks and Electrical Testing Laboratories certification marks), variances, and similar rights with respect to Sellers’ smoke and carbon monoxide alarm business obtained from Governmental Authorities or other Persons (collectively, the “Permits”), including, but not limited to, the Permits set forth on Schedule 2.1(d);”

2.	Section 2.1(e) of the Agreement is hereby amended to read in its entirety as follows:

“All books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials with respect to Sellers’ smoke and carbon monoxide alarm business;”

3.	Section 2.1(g) of the Agreement is hereby amended to read in its entirety as follows:

“All customer accounts with respect to Sellers’ smoke and carbon monoxide alarm business;”

4.	Section 2.1(i) of the Agreement is hereby amended to read in its entirety as follows:

“All goodwill associated with the Acquired Assets.”

5.	Section 2.2 of the Agreement is hereby amended to add the following Section 2.2(k) immediately after Section 2.2(j):

“All books, records, ledgers, files, documents, correspondence, lists, plats, architectural plans, drawings, specifications, creative materials, advertising and promotional materials, studies, reports, and other printed or written materials with respect to products manufactured and/or sold by Sellers not associated with Sellers’ smoke and carbon monoxide alarm business.”

6.	Section 6.2(g)(i) of the Agreement is hereby amended to read in its entirety as follows:

“Purchaser shall maintain general liability insurance coverage, including, without limitation, general liability and product liability insurance, in an amount equal to or greater than $5,000,000.00 in the aggregate and $2,000,000.00 per occurrence, and include coverage of such insurance for claims arising from facts or events which occurred after the Closing Date with respect to smoke alarms and carbon monoxide alarms (but no other products) sold by Sellers on or prior to the Closing Date. Purchaser shall cause Sellers to be named as an additional named insured on each insurance policy required to be maintained pursuant to this Section.”

7.	Section 6.2(g)(ii) of the Agreement is hereby amended to read in its entirety as follows:

“USI will maintain fully-paid director and officer insurance coverage for a period of six (6) years following the Closing, pursuant to the Chubb Primary Directors & Officers and Entity Securities Liability Insurance policy issued by Federal Insurance Company.”

8.	Section 6.2 of the Agreement is hereby amended to add the following Section 6.2(j) immediately after Section 6.2(i):

“Purchase of Additional Eligible Inventory. Upon acceptance by USI of the items of Eligible Inventory currently held in the Long Beach, California 3PL bonded warehouse utilized by Sellers, Purchaser may purchase such items from USI at the prices set forth in Schedule 2.1(f) plus applicable tariffs and remit such funds directly to USI by wire transfer. Notwithstanding Section 6.5 hereof, in the event Purchaser does not purchase such items, Sellers shall have the right to sell such items for Sellers’ benefit.”

9.	Section 6.4 of the Agreement is hereby amended to read in its entirety as follows:

“6.4         Change in Name. As promptly as practicable (but in no event later than ten (10) days) after the Closing Date, each Seller shall amend its Organizational Documents and all assumed name filings to change its name and all assumed names to a name that does not include the word “Universal Security Instruments” or “USI” any variation or derivation thereof. From and after the Closing, neither of the Sellers nor any of their respective Affiliates shall use the word “Universal Security Instruments” or “USI” or any variation or derivation thereof in any enterprise or endeavor other than in connection with liquidating any inventory that is not transferred to Purchaser as Eligible Inventory and to allow the Sellers, their respective Affiliates and the Sellers’ factor to collect accounts receivable, which may be done royalty-free. Purchaser shall provide Sellers, their respective Affiliates and the Sellers’ factor with reasonable access to historical customer information and books and records with respect to Eligible Inventory for purposes of collecting accounts receivable.”

10.	The Agreement is hereby amended to add the following Section 6.5, Section 6.6 and Section 6.7 immediately after Section 6.4:

“6.5         Noncompete. Sellers hereby agrees that Sellers shall not and shall not permit Harvey Grossblatt or any entity controlled by any of the Sellers or Harvey Grossblatt to, for a period of five (5) years after the Closing Date, directly or indirectly engage in, render services to, or assist others in engaging in (as a partner, joint venturer, investor, shareholder, employee, consultant, agent or otherwise) any business that competes with the smoke alarm, carbon monoxide alarm business of Purchaser.

6.6           Permits. Prior to the Closing, Sellers shall use their reasonable best efforts to assist Purchaser in transferring all Nuclear Regulatory Commission and state environmental licenses (collectively, “NRC Permits”) of the Business to Purchaser at Closing. If any NRC Permits of the Business are not able to be transferred to Purchaser prior to or at Closing, Sellers shall continue to use their reasonable best efforts, for no additional consideration, to assist Purchaser in transferring all NRC Permits of the Business to Purchaser as soon as reasonably practicable after the Closing.

6.7           Post-Closing Support. Sellers and Purchaser agree that Purchaser may require assistance from Sellers with importing, warehousing, and distributing certain products of the Business produced after Closing under the rights provided by this Agreement which require that NRC Permits be issued (“Products”). To the extent Purchaser requests such assistance until such time as all NRC Permits have been transferred from Sellers to Purchaser, Sellers agrees to:

(a)	Provide all necessary support required by Purchaser to allow for the import of Products into the United States, including entering an arrangement, if necessary, that would make a Seller the importer of record for the Products. Under any such arrangement, Purchaser will be required to reimburse Sellers for any and all expenses associated with the import of the Products;

(b)	Provide all necessary support required by Purchaser to allow for the proper warehousing and storage of Products in Sellers’ facilities or in third-party facilities utilized by Sellers to store Products in compliance with Nuclear Regulatory Commission regulations and any state or other regulatory requirements or Laws. Under any such arrangement, Purchaser will be required to reimburse Sellers for any and all expenses associated with the warehousing and storage of the Products; and

(c)	Provide all necessary support required by Purchaser to allow for the distribution of Products in compliance with Nuclear Regulatory Commission regulations and any state or other regulatory requirements or Laws. If necessary, Seller agrees that this support could include entering an arrangement whereby Seller would be the seller of record for Products sold under this Agreement. Under any such arrangement, Purchaser will be required to reimburse Seller for any and all expenses associated with the support provided to Purchaser.”

11.	Section 7.1(g) of the Agreement is hereby amended to read in its entirety as follows:

“Intentionally Omitted.”

12.	Section 7.1(i)(vi) of the Agreement is hereby amended to read in its entirety as follows:

“Intentionally Omitted.”

13.	Section 7.2(e)(ix) of the Agreement is hereby amended to read in its entirety as follows:

“Intentionally Omitted.”

14.	Exhibit A of the Agreement is hereby amended by removing the definition of “Consulting Agreement.”

15.	The Agreement is hereby amended by removing Exhibit E from the Agreement.

16.	Schedule 2.1(b)(Acquired Contracts) of the Agreement is hereby amended to remove the following contract such that it is no longer an Acquired Contract:

•	Lease between One Brookdale Gateway Corporation and Universal Security Instruments, Inc. dated February 28, 2003, as amended

17.	Schedule 2.1(d) (Permits) and Schedule 4.1(d) (Noncontravention) of the Agreement are hereby amended to remove the references to the following permit:

•	Maryland radioactive materials permit (MD-05-090-01)

18.	Schedule 4.11(a) (Intellectual Property) of the Agreement are hereby amended to add the following under “Domain Names”:

o	universalsecurity.com

o	usielectric.com

19.	The provisions of the Agreement that have not been amended hereby shall remain in full force and effect. The provisions of the Agreement, as amended hereby, shall remain in full force and effect.

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[signatures appear on next page]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment Number One to Asset Purchase Agreement to be executed and delivered as of the 22nd day of May, 2025.

PURCHASER:

FEIT ELECTRIC COMPANY, INC.

By:	/s/
Aaron Feit, CEO

SELLERS:

UNIVERSAL SECURITY INSTRUMENTS, INC.

By:	/s/
Harvey B. Grossblatt, President and CEO

USI ELECTRIC, INC.

By:	/s/
Harvey B. Grossblatt, President